Exhibit 99	News Release dated February 1, 2006 announcing the election of William L. Eversole as a Director.

RFM News Release

Contacts:	PR Financial Marketing, LLC
Jim Blackman, 713-256-0369
jimblackman@prfinancialmarketing.com
or
RF Monolithics, Inc., Dallas
Carol Bivings, 972-448-3767

RF MONOLITHICS, INC. ANNOUNCES APPOINTMENT

OF WILLIAM L. EVERSOLE TO BOARD OF DIRECTORS

DALLAS, TEXAS, (February 1, 2006) RF Monolithics, Inc. [NASDAQ: RFMI] (RFM) today announced the appointment of William L. Eversole, Ph.D., as an independent director to RFM’S Board of Directors. Mr. Eversole will serve on the board’s audit and compensation committees.

Mr. Eversole is currently President and Chief Executive Officer of Bandspeed, Inc., a provider of combined silicon-software enterprise Wi-Fi solutions, located in Austin, Texas, and has over 30 years experience in the semiconductor business, specializing in product and business development.

Before joining Bandspeed, Mr. Eversole served as president and chief operating officer of Quellan, Inc., a semiconductor company that develops high-speed integrated circuits for communications equipment. He was active in broadening of the application space for Quellan’s cooperative signal processing technology and defining cooperative developments with key customers in the high-speed interconnect market space.

Prior to serving at Quellan, Mr. Eversole was employed at Texas Instruments from 1973 to 2002, where he rose from a defense systems integrated circuit design engineer to become general manager of the Worldwide DSL Business in the Broadband Communications Group. There he guided the company from a distant number four in the DSL central office and customer premise equipment (CPE) market to a solid number two, shipping over nine million ADSL ports while improving margins on all products. His technical achievements include creating the industry’s first integrated two-chip ADSL CPE solution.

Mr. Eversole received his Doctorate and Master’s of Science degrees in Electrical Engineering from Southern Methodist University, received his Bachelor of Science degree in Electrical Engineering from the University of Tennessee, and completed The Executive Program at the Michigan Business School. He is a senior member of IEEE, previously a member of the Board of Directors of the Center for Telecommunications Management and the Telecommunication Industry Association and has been a mentor in the Menttium 100 Program.

“Bill is a highly experienced technology professional,” said Michael R. Bernique, Chairman of the Board of RFM. “He is an outstanding addition to our Board, and will play a very active role in the strategy and governance of our company.”

About RFM

Celebrating over 25 years of low-power wireless solutions, RFM, headquartered in Dallas, Texas, is a leading designer, developer, manufacturer and supplier of radio frequency wireless solutions enabling wireless connectivity for the automotive, consumer, industrial, medical and communications markets worldwide, allowing our customers to provide products and services that are both cost effective and superior in performance. RFM’s wireless solutions are supported by industry leading customer service. For more information on RF Monolithics, Inc., please visit our websites at http://www.rfm.com and http://www.wirelessis.com.

Forward-Looking Statements:

This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the Company’s plans, objectives, expectations and intentions involve risks and uncertainties. Statements containing terms such as “believe”, “feel”, “expects”, “plans” “anticipates” or similar terms are considered to contain uncertainty and are forward-looking statement, as well as the other risks detailed from time to time in the Company’s SEC reports, including the report on Form 10-K for the year ended August 31, 2005. The Company does not assume any obligation to update any information contained in this release.

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